SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 26, 2005

Games, Inc.

(Exact name of Registrant as specified in its Charter)

Delaware	000-33345	75-2926440
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

425 Walnut Street, Suite 2300, Cincinnati, Ohio  45202

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code:  (513) 721-3900

N/A

(Former name or former address, if changed since last report)

Item 7.01 Regulation FD Disclosure.

On October 26, 2005, Games, Inc. (the “Company”) announced that its Board of Directors has approved a plan to spin off its subsidiary Lottery Corporation to shareholders of Games, Inc.   The full text of the press release is set forth in Exhibit 99.1 attached hereto and is incorporated in this Report as if fully set forth herein.

Item 9.01 Financial Statements and Exhibits.

1.

Financial statements: None.

2.

Pro forma financial information: None.

3.

Exhibits:

99.1 Press release dated October 26, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

GAMES, INC.

/s/ Roger W. Ach, II

Roger W. Ach, II

President and Chief Executive Officer

Date: October 26, 2005

EX-99.1

Games, Inc. Announces Lottery Corporation Spin-Off

Cincinnati Ohio- October 26, 2005 – Games Inc. (OTCBB:GMSI) The Board of Directors of Games, Inc. voted Tuesday to spin off the shares of Lottery Corporation to its shareholders, both to better recognize the value inherent in those shares and to unlock shareholder value.

The Lottery Corporation shares will be distributed as a stock dividend, with each Games Inc. shareholder receiving 1 share of Lottery for each 4 shares of Games Inc. held on the Record Date, rounded up to the nearest whole share. The Company will be setting the Record Date shortly and will communicate the date to all shareholders.

“With states now recognizing that they can generate an estimated 10% to 15% increase in total lottery revenues, providing badly needed funds for education, Lottery Online has become an active topic in most U.S. and Canadian lottery jurisdictions.  We felt it was timely to allow current and future shareholders a way to invest directly in the expected future growth in this market,” said Roger Ach, CEO of Games, Inc. and Chairman of Lottery Corporation.

Lottery Corporation has developed a secure and extensive software application to allow consumers access to their own state lotteries.  This Lottery Online market is the most rapidly growing segment of the Camelot National Lottery of the United Kingdom, www.national-lottery.co.uk;  and has recently been successfully introduced in the Atlantic Provinces of Canada at www.playsphere.ca.

“Lifestyles of the lottery playing public have changed in the past 10 years,” said Ach.  “Virtually every state in the U.S. has given its citizens 24/7/365 access to all state services, from Licenses to Litigation at their convenience much the same way as Banking, Brokerage, Insurance, Investments and Mortgages have migrated to the Web.”  The only state service not currently available in the U.S. is Lottery Online.

Cincinnati, Ohio based, Games, Inc. operates in the area of interactive entertainment primarily focused on Government Sponsored Lotteries and Internet Games.  The Company's principal business owns and operates a portfolio of online portals focused on the delivery of interactive entertainment and content to consumers. The Company features two community-focused online game sites as well as proprietary games for purchase-and-download, conventional online play, peer-to-peer and tournament game play. Games, Inc. also features a digital greetings site and a site and proprietary back-end system for the online facilitation and reporting of state and provincially-sponsored Lotteries. Revenues are largely driven by lottery information services, online advertising and subscriptions along side merchandise and lottery-driven commissions. For more information, please visit the Company's corporate website, www.gamesinc.net, or their portfolio sites, www.gameland.com, www.skillmoney.com, www.lottery.com and www.cards.com or contact Sue Craner at investorrelations@gamesinc.net.

CONTACT:

Sue Craner

Games, Inc.

425 Walnut Street

Cincinnati, OH

(513) 721-3900

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Games) contains statements that are forward-looking, such as statements relating to the future anticipated direction of the industry, plans for future expansion, various business development activities, planned capital expenditures, future funding sources, anticipated sales and potential contracts. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of Games. These risks and uncertainties include, but are not limited to, those relating to development and expansion activities, dependence on existing management, financing activities, domestic and global economic conditions, changes in federal or state tax laws and market competition factors. We undertake no obligation to update information in this release.